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                                                                     EXHIBIT 2.2

                          LOCKHEED MARTIN CORPORATION

                PROXY SOLICITATION /VOTING INSTRUCTION CARD FOR
                        SPECIAL MEETING OF STOCKHOLDERS

                                   P R O X Y

The undersigned hereby appoints Gwendolyn S. King, Daniel M. Tellep and Carlisle
A. H. Trost, each of them proxies of the undersigned with respect to Common Stock of the Corporation ("Stock") owned by the undersigned, with full power of substitution, to vote and act for the undersigned at the Special Meeting of Stockholders of the Corporation to be held at 1:00 p.m. on February 26, 1998, at The Peabody Orlando Hotel, 9801 International Drive, Orlando, Florida, and at any adjournment or postponement thereof. If the undersigned is a participant in one or more of the Corporation's 401(k) or capital accumulation plans and has Stock allocated to his or her account(s), the undersigned hereby instructs the Trustee of the plan(s) to vote such shares of Stock in accordance with the instructions on the reverse side of this card at the aforesaid Special Meeting and any adjournment thereof, and in accordance with its discretion on such other matters as may properly come before the meeting. A proportionate number of shares of Stock not yet allocated to participants' accounts in the Lockheed Martin Corporation Salaried Savings Plan will be voted in accordance with the instructions of each participant in that plan who has ESOP match shares allocated to his or her account, unless the participant elects not to provide instructions with respect to such shares on the reverse side of this card. Allocated Plan shares for which no card is returned will be voted by the Trustee. Unallocated shares for which no card is received will be voted by the Trustee in the same proportion as unallocated shares for which instructions are received. Stockholders are requested to mark, date and sign this proxy on the reverse side and to return it promptly in the enclosed envelope, or to vote this proxy by telephone, dial [1-800-OK2-VOTE (1-800-652-8683)].


1. THE PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF LOCKHEED MARTIN COMMON STOCK TO THE STOCKHOLDERS OF NORTHROP GRUMMAN CORPORATION IN CONNECTION WITH THE MERGER OF A SUBSIDIARY OF LOCKHEED MARTIN, WITH AND INTO NORTHROP GRUMMAN CORPORATION;

2. THE PROPOSAL TO AMEND LOCKHEED MARTIN'S CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF LOCKHEED MARTIN COMMON STOCK FROM 750 MILLION TO 1.5 BILLION; AND

3.   SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.
                                  Change of Address:
                                                      --------------------------
                                                      --------------------------
                                                      --------------------------

                                                        (If you have written in
                                                        the above space, please
                                                        mark the corresponding
                                                        box on the reverse side
                                                        of this card)

To vote in accordance with the Board of Directors' recommendations, please sign and date the reverse side: no boxes need to be checked.

                                                                     SEE REVERSE
                                                                            SIDE
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                                                           Please mark   [X]
                                                            your votes
                                                   as in this example.

This proxy solicitation/voting instruction card when properly executed and
returned will be voted in the manner directed herein.   If no direction is made,
this card will be voted FOR the Share Issuance Proposal and FOR the Charter Amendment Proposal.

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                 DIRECTORS RECOMMEND A VOTE FOR ITEMS 1 AND 2.
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                                                FOR     AGAINST    ABSTAIN
1.        The Share Issuance Proposal           [_]       [_]        [_]

2.        The Charter Amendment Proposal        [_]       [_]        [_]


The signer hereby revokes all previous proxies/voting instructions given by the signer to vote at said meeting or any adjournment or postponements thereof.

                                        Change of Address on
                                        reverse side.                [_]

                                        I will attend the meeting    [_]

[_] I elect not to direct the voting of unallocated shares in the Lockheed Martin Corporation Salaried Savings Plan.


SIGNATURE(S):                              DATE:
             -----------------------------      -----------------------------

NOTE: Please date and sign exactly as your name appears above and return this card in the enclosed envelope. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

You may vote by telephone (unless you are a participant in the Lockheed Martin Salaried Savings Plan and elect not to direct the voting of unallocated shares in that plan). Voting by telephone will eliminate the need to mail voted cards. To vote by phone please follow the steps below:

1)        HAVE THIS CARD AND YOUR SOCIAL SECURITY NUMBER AVAILABLE.

2)        USING A TOUCH-TONE TELEPHONE, DIAL [1-800-OK2-VOTE (1-800-652-8683)]


The telephone voting system preserves the confidentiality of your vote and will confirm your voting instructions with you during the call. You may also change your selections on any or all of the proposals to be voted.

              YOUR VOTE IS IMPORTANT TO US.  THANK YOU FOR VOTING.